Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2025

Urban Edge Properties
12 East 49th Street, New York, NY 10017
NY Office: 212-956-0082
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2025
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2025 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	12

Consolidated Financial Statements
Consolidated Balance Sheets	13
Consolidated Statements of Income	14

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	15
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	16
Funds from Operations	17
Market Capitalization, Debt Ratios and Liquidity	18
Additional Disclosures	19

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	20
Leasing Activity	21
Leases Executed But Not Yet Rent Commenced	22
Retail Portfolio Lease Expiration Schedules	23

Property Data
Property Status Report	25
Property Acquisitions and Dispositions	28
Development, Redevelopment and Anchor Repositioning Projects	29

Debt Schedules
Debt Summary	31
Mortgage Debt Summary	32
Debt Maturity Schedule	33

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full-Year 2025 Results
-- Provides 2026 Earnings Outlook --
-- Board Raises Quarterly Cash Dividend by 11% --

NEW YORK, NY, February 11, 2026 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter and year ended December 31, 2025 and provided its initial outlook for full-year 2026.

"Urban Edge delivered an exceptional 2025," said Jeff Olson, Chairman and CEO. "We signed over 360,000 sf of new leases during the year, generating record cash spreads of 32% and achieving record high shop occupancy of 92.6%. Our strong operating results drove a 6% increase in FFO as Adjusted per share over the prior year, ahead of our target. As a result of the higher earnings and taxable income, we are increasing our dividend by 11%."
“Looking ahead, Urban Edge has entered 2026 in an excellent position. We remain focused on executing leases with leading retailers, prudent capital allocation, and careful management of our operating expenses while we seek additional acquisition opportunities to continue to provide strong earnings growth.”

Financial Results(1)(2)

(in thousands, except per share amounts)	4Q25	4Q24	FY 2025	FY 2024
Net income attributable to common shareholders	$12,424	$30,121	$93,535	$72,563
Net income per diluted share	0.10	0.24	0.74	0.60
Funds from Operations ("FFO")	45,191	45,350	186,379	186,732
FFO per diluted share	0.35	0.35	1.43	1.48
FFO as Adjusted	46,489	44,061	187,140	169,720
FFO as Adjusted per diluted share	0.36	0.34	1.43	1.35
Net income for the quarter ended December 31, 2025 decreased as compared to 2024 due to a $23.5 million, or $0.18 per diluted share, gain on sale of real estate related to the sale of a single-tenant property in 2024. Net income for the year ended December 31, 2025 increased as compared to the prior year driven by higher rental revenues, higher net recoveries and gains recognized on the sale of real estate in 2025. The increases in FFO as Adjusted for the quarter and year ended December 31, 2025 were driven by higher rental revenues and growth from accretive capital recycling. FFO as Adjusted for the year ended December 31, 2025 also benefited from higher net recovery revenue.

Same-Property Operating Results Compared to the Prior Year Period(1)(3)

	4Q25	FY 2025
Same-property NOI growth	2.4%	4.3%
Same-property NOI growth, including properties in redevelopment	2.9%	5.0%
Increases in same-property NOI metrics for the quarter and year ended December 31, 2025 were driven by rent commencements on new leases and higher net recovery income, partially offset by higher snow removal expenses.

Leasing and Occupancy Results(1)
•The Company reported same-property portfolio leased occupancy of 96.7%, up 10 basis points compared to September 30, 2025 and down 50 basis points compared to December 31, 2024.
•Consolidated portfolio leased occupancy was 96.7%, up 40 basis points compared to September 30, 2025 and down 10 basis points compared to December 31, 2024.
•Retail shop leased occupancy was 92.6%, up 10 basis points compared to September 30, 2025, and up 170 basis points compared to December 31, 2024.
•The Company executed 47 new leases, renewals and options totaling 238,000 sf during the quarter. New leases totaled 73,000 sf, of which 37,000 sf was on a same-space basis and generated an average cash spread of 11%. New leases, renewals and options totaled 203,000 sf on a same-space basis and generated an average cash spread of 16%.
•During the year, the Company executed 162 new leases, renewals and options totaling 1,500,000 sf. New leases totaled 361,000 sf, of which 206,000 sf was on a same-space basis and generated an average cash spread of 32%. New leases, renewals and options totaled 1,345,000 sf on a same-space basis and generated an average cash spread of 14%.
•As of December 31, 2025, signed leases that have not yet rent commenced are expected to generate an additional $22.3 million of future annual gross rent, representing approximately 8% of 2025 NOI. Approximately $6.2 million of this amount is expected to be recognized in 2026.

Acquisition and Disposition Activity
During 2025, the Company acquired one asset, Brighton Mills, for $39 million at a 5.4% capitalization rate and sold $66.2 million of non-core assets at a 4.9% capitalization rate.
Brighton Mills is a 91,000 sf grocery-anchored property located in Allston, MA, which was acquired on October 23, 2025. It is located less than one mile from Harvard Business School's main campus in an area that has seen extensive growth, driven by Harvard's expansion and several new multi-family developments. The dense trade area has a 3-mile population of 449,000 people with average household incomes of $174,000. The transaction was funded using proceeds from the sales of Kennedy Commons and MacDade Commons in June 2025 via a 1031 exchange.
The Company is currently under contract to acquire a 92,000 sf shopping center, located in Bridgewater, NJ, for a gross purchase price of $54.3 million.

Financing Activity
On October 27, 2025, the Company completed the modification of its $80.2 million mortgage loan secured by the Shops at Caguas. The modification resulted in a reduced fixed interest rate of 6.15% and a new maturity date of January 2031, with a three-year extension option to January 2034. Prior to the modification, the loan was bearing interest at a fixed rate of 6.6% and maturing in August 2033. The modification provides annual interest savings of approximately $0.4 million.
On December 10, 2025, the Company paid off the $23.3 million mortgage secured by its property, West End Commons, at maturity. The mortgage had a fixed interest rate of 4.0% and was repaid using cash on hand.
On January 22, 2026, the Company entered into $950 million of unsecured credit facilities, expanding its borrowing capacity by $150 million. The unsecured credit facilities are comprised of an unsecured line of credit and two delayed-draw term loans aggregating $250 million.
The Company’s existing revolving credit agreement was amended to reduce the unsecured line of credit by $100 million to $700 million and extend the maturity date to June 2030 with two six-month extension options. The term loans are $125 million each consisting of a 5-year maturity and a 7-year maturity, both of which have a 12-month delayed-draw feature. Based on the Company's current leverage ratio, borrowings under the unsecured line of credit, 5-year term loan and 7-year term loan bear interest at SOFR plus 1.00%, SOFR plus 1.15% and SOFR plus 1.50%, respectively.
No amounts are currently drawn on the unsecured line of credit or either of the two term loans. The Company expects to use future proceeds for working capital purposes as it executes on its growth plans.

Development and Redevelopment
The Company commenced four redevelopment projects with estimated aggregate costs of $28.1 million and stabilized three projects totaling $11.7 million with the rent commencements of Tesla at Totowa Commons; Dave's Hot Chicken and the expansion of Best Buy at Yonkers Gateway Center; and First Watch at Bergen Town Center. The three projects that were stabilized during the quarter are expected to generate an approximate 26% yield. Completed projects during 2025 totaled $55.3 million of investment with an expected average yield of approximately 19%.

As of December 31, 2025, the Company has $165.5 million of active development and redevelopment projects underway, with estimated remaining costs to complete of $85.6 million. The active development and redevelopment projects are expected to generate an approximate 14% yield.

Balance Sheet and Liquidity(1)(4)(5)(6)
Balance sheet highlights as of December 31, 2025 include:
•Total liquidity of approximately $849 million, consisting of $79 million of cash on hand and $770 million available under the Company's $800 million unsecured line of credit, including undrawn letters of credit.
•Mortgages payable of $1.62 billion, with a weighted average term to maturity of 3.7 years, all of which are fixed rate or hedged.
•No outstanding balance on our $800 million unsecured line of credit that was due to mature on February 9, 2027, with two six-month extension options.
•Total market capitalization of approximately $4.17 billion comprised of 132.7 million fully-diluted common shares valued at $2.55 billion and $1.62 billion of debt.
•Net debt to total market capitalization of 37%.

2026 Outlook
The Company announced its outlook for full-year 2026 performance including anticipated net income of $0.49 to $0.54 per diluted share, FFO of $1.47 to $1.52 per diluted share, and FFO as Adjusted of $1.47 to $1.52 per diluted share, reflecting 4.5% growth at the midpoint compared to 2025. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, the assumptions used in our guidance, and a reconciliation bridging 2025 FFO per diluted share to the 2026 estimates can be found on page 4 of this press release.

Dividend
On February 10, 2026, the Board of Trustees declared a regular quarterly dividend of $0.21 per common share, resulting in an indicated annual rate of $0.84 per share, an annual increase of $0.08 per share or 11% over the prior annual rate. The dividend will be payable on March 31, 2026 to common shareholders of record on March 13, 2026.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on February 11, 2026 at 8:30 AM ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13757301. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting February 11, 2026 at 11:30 AM ET through Wednesday, February 25, 2026 at 11:59 PM ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13757301.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail. Reported consolidated portfolio leased occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 90.1% at December 31, 2025.
(2) Refer to page 7 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter and year ended December 31, 2025.
(3) Refer to page 8 for a reconciliation of net income to NOI and Same-Property NOI for the quarter and year ended December 31, 2025.
(4) Net debt as of December 31, 2025 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $79 million.
(5) Refer to page 18 for the calculation of market capitalization as of December 31, 2025.
(6) Availability under the unsecured line of credit is net of letters of credit issued. The Company obtained seven letters of credit aggregating $30.2 million which have reduced the available balance commensurate with their face values but remain undrawn and no separate liability has been recorded.

2026 Earnings Guidance
The Company's 2026 earnings guidance anticipates net income of $0.49 to $0.54 per diluted share, FFO of $1.47 to $1.52 per diluted share, and FFO as Adjusted of $1.47 to $1.52 per diluted share. Below is a summary of the Company's 2026 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO and FFO as Adjusted per diluted share.
The Company's full-year outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 2.75% to 3.75%.
•Recurring G&A expenses ranging from $34.5 million to $36.5 million.
•Interest and debt expense ranging from $78.9 million to $80.9 million.
•Acquisitions of $54 million, representing properties currently under contract.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, and other one-time items outside of the ordinary course of business.

	Guidance 2026E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$64,300	$70,800	$0.49	$0.54
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(3,300)	(3,600)	(0.03)	(0.03)
Consolidated subsidiaries	800	800	0.01	0.01
Net income attributable to common shareholders	61,800	68,000	0.47	0.52
Adjustments:
Rental property depreciation and amortization	127,100	127,100	0.97	0.97
Limited partnership interests in operating partnership	3,300	3,600	0.03	0.03
FFO Applicable to diluted common shareholders	192,200	198,700	1.47	1.52
Adjustments to FFO:
Transaction, severance, litigation expenses and other	600	600	—	—
FFO as Adjusted applicable to diluted common shareholders	$192,800	$199,300	$1.47	$1.52
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2025 FFO per diluted share to the Company's estimated 2026 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2025 FFO applicable to diluted common shareholders	$1.43	$1.43
2025 Items impacting FFO comparability(2)	0.01	0.01
Same-property NOI growth, including redevelopment	0.06	0.08
Acquisitions net of dispositions NOI growth	0.03	0.03
Interest and debt expense	(0.02)	(0.01)
Recurring general and administrative	(0.01)	(0.01)
Straight-line rent and non-cash items	(0.01)	—
2026 FFO applicable to diluted common shareholders	$1.47	$1.52
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2025 which impact comparability. See "Reconciliation of Net Income to FFO and FFO as Adjusted" on page 7 for more information.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 10 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 65 and 63 properties for the quarters and years ended December 31, 2025 and 2024, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-

property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2025, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 65 and 63 properties for the quarters and years ended December 31, 2025 and 2024, respectively. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional, and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted
The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters and years ended December 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of FFO and FFO as Adjusted.

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Net income	$12,794	$31,506	$97,510	$75,442
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	296	186	1,017	1,099
Operating partnership	(666)	(1,571)	(4,992)	(3,978)
Net income attributable to common shareholders	12,424	30,121	93,535	72,563
Adjustments:
Rental property depreciation and amortization	32,101	37,127	137,547	149,009
Limited partnership interests in operating partnership	666	1,571	4,992	3,978
Gain on sale of real estate	—	(23,469)	(49,695)	(38,818)
FFO Applicable to diluted common shareholders	45,191	45,350	186,379	186,732
FFO per diluted common share(1)	0.35	0.35	1.43	1.48
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(2)	459	248	4,997	1,402
Loss (gain) on extinguishment of debt(3)	857	4	534	(21,423)
Impact of property in foreclosure	—	—	—	2,276
Non-cash adjustments(4)	—	(1,541)	(4,741)	848
Tenant bankruptcy settlement income	(18)	—	(29)	(115)
FFO as Adjusted applicable to diluted common shareholders	$46,489	$44,061	$187,140	$169,720
FFO as Adjusted per diluted common share(1)	$0.36	$0.34	$1.43	$1.35

Weighted Average diluted common shares(1)	130,703	129,701	130,667	126,095
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the years ended December 31, 2025 and December 31, 2024 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes $0.3 million of transaction costs and $0.2 million of severance expense for the quarter ended December 31, 2025. Includes $3.2 million of severance expense, $2.4 million of transaction costs and $0.6 million of other income for the year ended December 31, 2025.
(3) The gain on extinguishment of debt for the year ended December 31, 2024 relates to the mortgage debt forgiven in the foreclosure settlement of Kingswood Center.
(4) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, bankruptcies and terminations, net of reinstatements for tenants moved back to accrual basis accounting.

Reconciliation of Net Income to NOI and Same-Property NOI
The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the quarters and years ended December 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of NOI and same-property NOI.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2025	2024	2025	2024
Net income	$12,794	$31,506	$97,510	$75,442
Depreciation and amortization	32,538	37,483	139,166	150,389
Interest and debt expense	19,566	19,583	78,232	81,587
General and administrative expense	9,751	9,645	39,975	37,474
Loss (gain) on extinguishment of debt	857	4	534	(21,423)
Income tax expense	739	664	2,601	2,386
Other expense	329	424	1,211	897
Interest income	(670)	(639)	(2,768)	(2,667)
Non-cash revenue and expenses	(3,334)	(4,825)	(17,129)	(11,999)
Gain on sale of real estate	—	(23,469)	(49,695)	(38,818)
NOI	72,570	70,376	289,637	273,268
Adjustments:
Sunrise Mall net operating loss	329	52	1,099	1,733
Tenant bankruptcy settlement income and lease termination income	(18)	(160)	(185)	(1,762)
Non-same property NOI and other(1)	(10,229)	(9,079)	(48,954)	(41,629)
Same-property NOI	$62,652	$61,189	$241,597	$231,610
NOI related to properties being redeveloped	6,155	5,681	25,472	22,668
Same-property NOI including properties in redevelopment	$68,807	$66,870	$267,069	$254,278
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre
The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters and years ended December 31, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 5 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2025	2024	2025	2024
Net income	$12,794	$31,506	$97,510	$75,442
Depreciation and amortization	32,538	37,483	139,166	150,389
Interest and debt expense	19,566	19,583	78,232	81,587
Income tax expense	739	664	2,601	2,386
Gain on sale of real estate	—	(23,469)	(49,695)	(38,818)
EBITDAre	65,637	65,767	267,814	270,986
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	459	248	4,997	1,402
Loss (gain) on extinguishment of debt	857	4	534	(21,423)
Tenant bankruptcy settlement income	(18)	—	(29)	(115)
Impact of property in foreclosure	—	—	—	(561)
Non-cash adjustments(2)	—	(1,541)	(4,741)	1,295
Adjusted EBITDAre	$66,935	$64,478	$268,575	$251,584
(1) Includes $0.3 million of transaction costs and $0.2 million of severance expense for the quarter ended December 31, 2025. Includes $3.2 million of severance expense, $2.4 million of transaction costs and $0.6 million of other income for the year ended December 31, 2025.
(2) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 73 properties totaling 17.2 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, including any related tariffs, which may lead to rising inflation, adverse impacts to supply chains, and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the other documents filed by the Company with the Securities and Exchange Commission (the "SEC").
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2025

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2025. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 5 and 10 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter and year ended December 31, 2025
(in thousands, except per share, sf, rent psf and financial ratio data)

Quarter ended	Year ended
Summary Financial Results	December 31, 2025	December 31, 2025
Total revenue	$119,560	$471,935
General & administrative expenses (G&A)	$9,751	$39,975
Recurring G&A(1)	$9,292	$34,457
Net income attributable to common shareholders	$12,424	$93,535
Earnings per diluted share	$0.10	$0.74
Adjusted EBITDAre(2)	$66,935	$268,575
Funds from operations (FFO)	$45,191	$186,379
FFO per diluted common share	$0.35	$1.43
FFO as Adjusted	$46,489	$187,140
FFO as Adjusted per diluted common share	$0.36	$1.43
Total dividends paid per share	$0.19	$0.76
Stock closing price low-high range (NYSE)	$18.50 to $20.51	$16.30 to $21.61
Weighted average diluted shares used in EPS computations(3)	130,703	125,907
Weighted average diluted common shares used in FFO computations(3)	130,703	130,667

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	73 / 72
Gross leasable area (GLA) sf - retail portfolio(4)(5)	15,894,000
Weighted average annual rent psf - retail portfolio(4)(5)	$21.50
Consolidated portfolio leased occupancy at end of period(6)	96.7%
Consolidated retail portfolio leased occupancy at end of period(5)	96.7%
Same-property portfolio leased occupancy at end of period(7)	96.7%	97.3%
Same-property physical occupancy at end of period(7)(8)	95.4%	96.0%
Same-property NOI growth(7)	2.4%	4.3%
Same-property NOI growth, including redevelopment properties	2.9%	5.0%
NOI margin(9)	63.0%	64.4%
Same-property expense recovery ratio(10)	83.8%	86.5%
Same-property, including redevelopment, expense recovery ratio(10)	82.4%	84.9%
New, renewal and option rent spread - cash basis(11)	15.7%	14.4%
New, renewal and option rent spread - GAAP basis(11)	24.2%	19.1%
Net debt to total market capitalization(12)	37.0%	37.0%
Net debt to Adjusted EBITDAre(12)	5.8	x	5.7	x
Adjusted EBITDAre to interest expense(2)	3.7	x	3.7	x
Adjusted EBITDAre to fixed charges(2)	3.0	x	3.0	x

(1) Recurring G&A excludes $0.3 million of transaction costs and $0.2 million of severance expense for the quarter ended December 31, 2025 and $3.2 million of severance expense and $2.4 million of transaction costs for the year ended December 31, 2025.
(2) See computation on page 16.
(3) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the year ended December 31, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(4) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall and 58,000 square feet of self-storage.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(6) Excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 90.1%.
(7) See "Non-GAAP Financial Measures" on page 5 for the definition of same-property and same-property including redevelopment.
(8) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(9) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the quarter and year ended December 31, 2025 was 62.5% and 63.9%, respectively.
(10) Excluding the impact of outlet centers and malls, same-property recovery ratios for the quarter and year ended December 31, 2025 were 89.0% and 91.3%, respectively (88.1% and 90.2% including properties in redevelopment).
(11) See computation on page 21.
(12) See computation for the quarter ended December 31, 2025 on page 18.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024
ASSETS
Real estate, at cost:
Land	$669,078	$660,198
Buildings and improvements	2,835,540	2,791,728
Construction in progress	327,413	289,057
Furniture, fixtures and equipment	13,059	11,296
Total	3,845,090	3,752,279
Accumulated depreciation and amortization	(935,548)	(886,886)
Real estate, net	2,909,542	2,865,393
Operating lease right-of-use assets	58,917	65,491
Cash and cash equivalents	48,881	41,373
Restricted cash	29,984	49,267
Tenant and other receivables	26,658	20,672
Receivables arising from the straight-lining of rents	63,842	61,164
Identified intangible assets, net of accumulated amortization of $70,514 and $65,027, respectively	87,591	109,827
Deferred leasing costs, net of accumulated amortization of $21,982 and $22,488, respectively	31,220	27,799
Prepaid expenses and other assets	55,236	70,554
Total assets	$3,311,871	$3,311,540

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,606,774	$1,569,753
Unsecured credit facility	—	50,000
Operating lease liabilities	56,329	62,585
Accounts payable, accrued expenses and other liabilities	97,397	89,982
Identified intangible liabilities, net of accumulated amortization of $59,668 and $50,275, respectively	174,899	177,496
Total liabilities	1,935,399	1,949,816
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,912,647 and 125,450,684 shares issued and outstanding, respectively	1,257	1,253
Additional paid-in capital	1,163,939	1,149,981
Accumulated other comprehensive (loss) income	(703)	177
Accumulated earnings	124,566	126,670
Noncontrolling interests:
Operating partnership	69,140	65,069
Consolidated subsidiaries	18,273	18,574
Total equity	1,376,472	1,361,724
Total liabilities and equity	$3,311,871	$3,311,540

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarters and years ended December 31, 2025 and 2024
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUE
Rental revenue	$119,489	$116,298	$470,689	$444,465
Other income	71	69	1,246	501
Total revenue	119,560	116,367	471,935	444,966
EXPENSES
Depreciation and amortization	32,538	37,483	139,166	150,389
Real estate taxes	16,697	16,509	66,428	68,651
Property operating	24,101	21,588	86,435	78,776
General and administrative	9,751	9,645	39,975	37,474
Lease expense	3,187	3,493	13,168	13,169
Other expense	—	—	349	—
Total expenses	86,274	88,718	345,521	348,459
Gain on sale of real estate	—	23,469	49,695	38,818
Interest income	670	639	2,768	2,667
Interest and debt expense	(19,566)	(19,583)	(78,232)	(81,587)
(Loss) gain on extinguishment of debt	(857)	(4)	(534)	21,423
Income before income taxes	13,533	32,170	100,111	77,828
Income tax expense	(739)	(664)	(2,601)	(2,386)
Net income	12,794	31,506	97,510	75,442
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(666)	(1,571)	(4,992)	(3,978)
Consolidated subsidiaries	296	186	1,017	1,099
Net income attributable to common shareholders	$12,424	$30,121	$93,535	$72,563

Earnings per common share - Basic:	$0.10	$0.24	$0.74	$0.60
Earnings per common share - Diluted:	$0.10	$0.24	$0.74	$0.60
Weighted average shares outstanding - Basic	125,812	124,945	125,686	121,324
Weighted average shares outstanding - Diluted	130,703	129,701	125,907	121,432

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarters and years ended December 31, 2025 and 2024
(in thousands)

	Quarter Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2025	2024		2025	2024
Composition of NOI(1)
Property rentals	$82,765	$80,793		$325,374	$315,018
Tenant expense reimbursements	34,187	31,170		130,988	118,654
Rental revenue deemed uncollectible	(829)	(521)		(2,856)	(1,151)
Total property revenue	116,123	111,442	4.2%	453,506	432,521	4.9%
Real estate taxes	(16,697)	(16,509)		(66,427)	(68,650)
Property operating	(24,542)	(21,953)		(87,775)	(80,586)
Lease expense	(2,314)	(2,604)		(9,667)	(10,017)
Total property operating expenses	(43,553)	(41,066)	6.1%	(163,869)	(159,253)	2.9%
NOI(1)	$72,570	$70,376	3.1%	$289,637	$273,268	6.0%

NOI margin (NOI / Total property revenue)(2)	62.5%	63.2%		63.9%	63.2%

Same-property NOI(1)(3)
Property rentals	$71,058	$68,840		$269,220	$259,853
Tenant expense reimbursements	30,664	27,827		113,230	102,709
Rental revenue deemed uncollectible	(552)	(750)		(2,287)	(1,194)
Total property revenue	101,170	95,917		380,163	361,368
Real estate taxes	(15,229)	(14,887)		(58,330)	(57,941)
Property operating	(21,272)	(17,851)		(72,204)	(63,321)
Lease expense	(2,017)	(1,990)		(8,032)	(8,496)
Total property operating expenses	(38,518)	(34,728)		(138,566)	(129,758)
Same-property NOI(1)(3)	$62,652	$61,189	2.4%	$241,597	$231,610	4.3%

NOI related to properties being redeveloped(2)	6,155	5,681		25,472	22,668
Same-property NOI including properties in redevelopment(1)	$68,807	$66,870	2.9%	$267,069	$254,278	5.0%

Same-property physical occupancy	95.4%	94.7%		96.0%	94.6%
Same-property leased occupancy	96.7%	97.2%		97.3%	97.1%
Number of properties included in same-property analysis	65			63

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Includes the impact of Sunrise Mall. Excluding Sunrise Mall, NOI margin for the quarter and year ended December 31, 2025 was 63.0% and 64.4%, respectively.
(3) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, Sunrise Mall, and results of the company's captive insurance program.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarters and years ended December 31, 2025 and 2024
(in thousands)

	Quarter Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
Net income	$12,794		$31,506		$97,510		$75,442
Depreciation and amortization	32,538		37,483		139,166		150,389
Interest expense	18,252		18,448		73,314		77,265
Amortization of deferred financing costs	1,314		1,135		4,918		4,322
Income tax expense	739		664		2,601		2,386
Gain on sale of real estate	—		(23,469)		(49,695)		(38,818)
EBITDAre	65,637		65,767		267,814		270,986
Adjustments for Adjusted EBITDAre:
Transaction, severance, litigation expenses and other, net(1)	459		248		4,997		1,402
Loss (gain) on extinguishment of debt	857		4		534		(21,423)
Tenant bankruptcy settlement income	(18)		—		(29)		(115)
Impact of property in foreclosure	—		—		—		(561)
Non-cash adjustments(2)	—		(1,541)		(4,741)		1,295
Adjusted EBITDAre	$66,935		$64,478		$268,575		$251,584

Interest expense	$18,252		$18,448		$73,314		$77,265

Adjusted EBITDAre to interest expense	3.7	x	3.5	x	3.7	x	3.3	x

Fixed charges
Interest expense	$18,252		$18,448		$73,314		$77,265
Scheduled principal amortization	4,009		3,838		15,344		14,528
Total fixed charges	$22,261		$22,286		$88,658		$91,793

Adjusted EBITDAre to fixed charges	3.0	x	2.9	x	3.0	x	2.7	x

(1) Includes $0.3 million of transaction costs and $0.2 million of severance expense for the quarter ended December 31, 2025. Includes $3.2 million of severance expense, $2.4 million of transaction costs and $0.6 million of other income for the year ended December 31, 2025.
(2) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter and year ended December 31, 2025
(in thousands, except per share amounts)

	Quarter Ended December 31, 2025		Year Ended December 31, 2025
	(in thousands)	(per share)(1)	(in thousands)	(per share)(1)
Net income	$12,794	$0.10	$97,510	$0.75
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	296	—	1,017	0.01
Operating partnership	(666)	(0.01)	(4,992)	(0.04)
Net income attributable to common shareholders	12,424	0.10	93,535	0.72
Adjustments:
Rental property depreciation and amortization	32,101	0.25	137,547	1.05
Limited partnership interests in operating partnership(2)	666	0.01	4,992	0.04
Gain on sale of real estate	—	—	(49,695)	(0.38)
FFO applicable to diluted common shareholders	45,191	0.35	186,379	1.43
Adjustments to FFO:
Transaction, severance, litigation expenses and other, net(3)	459	—	4,997	0.04
Loss on extinguishment of debt	857	0.01	534	—
Non-cash adjustments(4)	—	—	(4,741)	(0.04)
Tenant bankruptcy settlement income	(18)	—	(29)	—
FFO as Adjusted applicable to diluted common shareholders	$46,489	$0.36	$187,140	$1.43

Weighted average diluted shares used to calculate EPS	130,703		125,908
Assumed conversion of OP and LTIP Units to common shares	—		4,759
Weighted average diluted common shares - FFO	130,703		130,667
(1) Individual items may not add up due to total rounding.
(2) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been included for purposes of calculating earnings per diluted share for the periods presented because they are dilutive.
(3) Includes $0.3 million of transaction costs and $0.2 million of severance expense for the quarter ended December 31, 2025. Includes $3.2 million of severance expense, $2.4 million of transaction costs and $0.6 million of other income for the year ended December 31, 2025.
(4) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2025
(in thousands, except share amounts and market price)

	December 31, 2025
Closing market price of common shares	$19.19

Basic common shares	125,912,647
OP and LTIP units	6,753,481
Diluted common shares	132,666,128

Equity market capitalization	$2,545,863

Total consolidated debt(1)	$1,619,388
Cash and cash equivalents including restricted cash	(78,865)
Net debt	$1,540,523

Net Debt to annualized Adjusted EBITDAre(2)	5.8	x

Total consolidated debt(1)	$1,619,388
Equity market capitalization	2,545,863
Total market capitalization	$4,165,251

Net debt to total market capitalization at applicable market price	37.0%

Cash and cash equivalents including restricted cash	$78,865
Available under unsecured credit facility(3)	769,835
Total liquidity	$848,700

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.6 million.
(2) Net debt to Adjusted EBITDAre is calculated based on fourth quarter 2025 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. The Company obtained seven letters of credit aggregating $30.2 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. As of December 31, 2025, the Company has no outstanding borrowings under its unsecured line of credit.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
Rental revenue:	2025	2024	2025	2024
Property rentals	$86,158	$85,699	$342,798	$327,123
Tenant expense reimbursements	34,160	31,120	130,747	118,493
Rental revenue deemed uncollectible	(829)	(521)	(2,856)	(1,151)
Total rental revenue	$119,489	$116,298	$470,689	$444,465

	Quarter Ended December 31,		Year Ended December 31,
Composition of Property Rentals:	2025	2024	2025	2024
Minimum rent	$81,466	$79,351	$321,797	$309,652
Non-cash revenues(1)	3,410	4,906	17,453	12,221
Percentage rent	1,282	1,282	3,392	3,604
Lease termination income(1)	—	160	156	1,646
Total property rentals	$86,158	$85,699	$342,798	$327,123

	Quarter Ended December 31,		Year Ended December 31,
Certain Non-Cash Items:	2025	2024	2025	2024
Straight-line rents(2)	$909	$163	$2,779	$2,552
Amortization of below-market lease intangibles, net(2)	2,501	4,743	14,674	9,669
Lease expense GAAP adjustments(3)	(77)	(81)	(325)	(223)
Amortization of deferred financing costs(4)	(1,314)	(1,135)	(4,918)	(4,322)
Capitalized interest(4)	3,196	2,853	12,356	10,553
Share-based compensation expense(5)	(2,824)	(2,852)	(11,823)	(10,431)

Capital Expenditures:(6)
Development and redevelopment costs	$13,836	$33,566	$59,677	$78,230
Maintenance capital expenditures	7,969	9,811	29,790	26,650
Leasing commissions	1,381	1,090	5,505	5,074
Tenant improvements and allowances	4,993	1,075	11,454	5,222
Total capital expenditures	$28,179	$45,542	$106,426	$115,176

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 8 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2025

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	28	873,159	5.1%	$18,663,686	5.6%	$21.37	4.1
Burlington	11	532,514	3.1%	9,828,699	3.0%	18.46	4.4
Kohl's	9	855,561	5.0%	9,807,066	3.0%	11.46	5.1
Best Buy	9	412,305	2.4%	9,687,632	2.9%	23.50	5.0
Lowe's Companies	6	976,415	5.7%	9,271,256	2.8%	9.50	4.7
The Home Depot	5	538,742	3.1%	9,189,305	2.8%	17.06	12.1
Walmart	5	780,788	4.6%	9,098,422	2.7%	11.65	6.9
ShopRite	5	361,053	2.1%	6,826,508	2.1%	18.91	9.5
Dick's Sporting Goods(3)	10	299,811	1.8%	6,567,997	2.0%	21.91	6.1
PetSmart	11	237,034	1.4%	6,531,901	2.0%	27.56	4.2
BJ's Wholesale Club	4	454,297	2.7%	6,340,989	1.9%	13.96	4.3
Amazon(4)	4	183,923	1.1%	6,059,412	1.8%	32.95	5.9
The Gap(5)	14	208,937	1.2%	5,780,106	1.7%	27.66	3.7
Target Corporation	4	476,146	2.8%	5,565,190	1.7%	11.69	6.8
LA Fitness	6	271,496	1.6%	5,375,443	1.6%	19.80	5.0
Bob's Discount Furniture	6	226,221	1.3%	4,716,422	1.4%	20.85	6.3
Nordstrom	4	132,460	0.8%	4,327,307	1.3%	32.67	6.5
Ahold Delhaize (Stop & Shop)	3	212,216	1.2%	3,952,820	1.2%	18.63	4.9
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	4.0
Ulta	8	83,679	0.5%	3,070,549	0.9%	36.69	3.2
Petco	7	93,951	0.5%	2,728,975	0.8%	29.05	3.0
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	6.0
Five Below	10	93,578	0.5%	2,694,682	0.8%	28.80	4.2
DSW	6	117,766	0.7%	2,630,519	0.8%	22.34	4.1
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	2.8

Total/Weighted Average	178	8,592,252	50.2%	$157,214,113	47.4%	$18.30	5.5

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (16), T.J. Maxx (5), HomeGoods (3), HomeSense (3), and Sierra Trading Post (1).
(3) Includes Dick's Sporting Goods (4), Golf Galaxy (2), Foot Locker (2) Public Lands (1), and Champs (1).
(4) Includes Whole Foods (2) and Amazon Fresh (2).
(5) Includes Old Navy (10), Gap (3), and Banana Republic (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter and year ended December 31, 2025

	Quarter Ended December 31, 2025		Year Ended December 31, 2025		Year Ended December 31, 2024
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	14	14	58	58	79	79
Total square feet	72,570	72,570	360,691	360,691	485,153	485,153
Number of same space leases	9	9	40	40	55	55
Same space square feet	37,454	37,454	205,748	205,748	334,972	334,972
Prior rent per square foot	$27.02	$31.64	$23.39	$24.69	$21.28	$22.23
New rent per square foot	$40.31	$35.22	$35.88	$32.59	$31.34	$27.95
Same space weighted average lease term (years)	10.1	10.1	9.7	9.7	12.3	12.3
Same space TIs per square foot	N/A	$21.87	N/A	$38.99	N/A	$30.27
Rent spread	49.2%	11.3%	53.4%	32.0%	47.3%	25.7%

Renewals & Options
Number of leases executed	33	33	104	104	86	86
Total square feet	165,157	165,157	1,139,359	1,139,359	1,910,688	1,910,688
Number of same space leases	33	33	104	104	84	84
Same space square feet	165,157	165,157	1,139,359	1,139,359	1,682,610	1,682,610
Prior rent per square foot	$31.52	$31.57	$21.91	$21.91	$17.90	$17.94
New rent per square foot	$37.63	$36.85	$24.64	$24.27	$19.92	$19.60
Same space weighted average lease term (years)	4.9	4.9	5.4	5.4	5.6	5.6
Same space TIs per square foot	N/A	$—	N/A	$0.26	N/A	$0.10
Rent spread	19.4%	16.7%	12.5%	10.8%	11.3%	9.3%

Total New Leases and Renewals & Options
Number of leases executed	47	47	162	162	165	165
Total square feet	237,727	237,727	1,500,050	1,500,050	2,395,841	2,395,841
Number of same space leases	42	42	144	144	139	139
Same space square feet	202,611	202,611	1,345,107	1,345,107	2,017,582	2,017,582
Prior rent per square foot	$30.69	$31.59	$22.13	$22.34	$18.46	$18.65
New rent per square foot	$38.12	$36.55	$26.36	$25.55	$21.82	$20.98
Same space weighted average lease term (years)	5.9	5.9	6.0	6.0	6.7	6.7
Same space TIs per square foot	N/A	$4.04	N/A	$6.19	N/A	$5.11
Rent spread	24.2%	15.7%	19.1%	14.4%	18.2%	12.5%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of December 31, 2025

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $22.3 million of future annual gross rent, representing approximately 8% of NOI generated for the year ended December 31, 2025. Approximately $18.3 million of this amount pertains to leases included in Active Development, Redevelopment and Anchor Repositioning Projects on page 29. National and regional tenants represent approximately 93% of the leased but not yet rent commenced pipeline. The below table illustrates the incremental gross rent expected to be recognized in the next three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
25
20
15
10
5
0
$6.2
2.3
3.9
$17.4
3.5
13.9
$22.3
4.0
18.3
2026
2027
2028
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the full-year 2025 same-property pool, are as follows:

(in thousands)	2026	2027	2028
Same-property	$5,500	$11,300	$12,800

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since September 30, 2025:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of September 30, 2025	$21,500
Less: Leases commenced during the fourth quarter	(2,200)
Plus: Leases executed during the fourth quarter	3,000
Leases executed but not yet rent commenced as of December 31, 2025	$22,300

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	27	71,000	2.5%	$29.33	27	71,000	0.4%	$29.33
2026	8	182,000	1.4%	22.96	61	181,000	6.5%	39.33	69	363,000	2.3%	31.12
2027	29	1,132,000	8.6%	12.49	116	354,000	12.7%	37.15	145	1,486,000	9.3%	18.37
2028	28	943,000	7.2%	20.86	92	285,000	10.2%	44.18	120	1,228,000	7.7%	26.28
2029	60	2,440,000	18.6%	21.59	108	360,000	12.9%	43.56	168	2,800,000	17.6%	24.41
2030	44	2,304,000	17.6%	13.20	67	242,000	8.7%	44.96	111	2,546,000	16.0%	16.21
2031	28	1,489,000	11.4%	16.45	64	231,000	8.3%	37.28	92	1,720,000	10.8%	19.25
2032	13	405,000	3.1%	17.45	53	176,000	6.3%	34.86	66	581,000	3.7%	22.72
2033	22	722,000	5.5%	18.81	39	135,000	4.8%	40.28	61	857,000	5.4%	22.20
2034	22	842,000	6.4%	20.34	45	164,000	5.9%	38.95	67	1,006,000	6.3%	23.37
2035	20	758,000	5.8%	20.13	49	183,000	6.6%	38.84	69	941,000	5.9%	23.77
2036	11	351,000	2.7%	14.95	26	101,000	3.6%	40.74	37	452,000	2.8%	20.71
Thereafter	22	1,207,000	9.2%	19.24	24	104,000	3.6%	37.88	46	1,311,000	8.5%	20.72
Subtotal/Average	307	12,775,000	97.5%	$17.78	771	2,587,000	92.6%	$39.94	1,078	15,362,000	96.7%	$21.50
Vacant	10	326,000	2.5%	N/A	93	206,000	7.4%	N/A	103	532,000	3.3%	N/A
Total/Average	317	13,101,000	100.0%	N/A	864	2,793,000	100.0%	N/A	1,181	15,894,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of December 31, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	27	71,000	2.5%	$29.33	27	71,000	0.4%	$29.33
2026	5	110,000	0.8%	22.46	47	133,000	4.8%	41.94	52	243,000	1.5%	33.12
2027	6	100,000	0.8%	17.33	67	148,000	5.3%	42.09	73	248,000	1.6%	32.11
2028	5	229,000	1.7%	19.34	51	136,000	4.9%	47.24	56	365,000	2.3%	29.73
2029	15	400,000	3.1%	21.79	57	164,000	5.9%	46.26	72	564,000	3.5%	28.91
2030	12	381,000	2.9%	18.60	39	129,000	4.6%	43.66	51	510,000	3.2%	24.94
2031	6	216,000	1.6%	18.83	38	110,000	3.9%	42.83	44	326,000	2.1%	26.93
2032	5	174,000	1.3%	21.82	40	127,000	4.5%	38.80	45	301,000	1.9%	28.99
2033	14	317,000	2.4%	31.23	25	67,000	2.4%	57.40	39	384,000	2.4%	35.79
2034	20	622,000	4.7%	24.83	46	171,000	6.1%	42.59	66	793,000	5.0%	28.66
2035	12	196,000	1.5%	23.17	25	95,000	3.4%	47.52	37	291,000	1.8%	31.12
2036	8	142,000	1.1%	23.97	31	133,000	4.8%	40.84	39	275,000	1.7%	32.13
Thereafter	199	9,888,000	75.6%	23.64	278	1,103,000	39.5%	51.79	477	10,991,000	69.3%	26.47
Subtotal/Average	307	12,775,000	97.5%	$23.44	771	2,587,000	92.6%	$46.96	1,078	15,362,000	96.7%	$27.40
Vacant	10	326,000	2.5%	N/A	93	206,000	7.4%	N/A	103	532,000	3.3%	N/A
Total/Average	317	13,101,000	100.0%	N/A	864	2,793,000	100.0%	N/A	1,181	15,894,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$70.56	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	10.52	$15,505	Walmart, Bob's Discount Furniture
Maryland:
Goucher Commons	155,000	100.0%	26.53	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy, La-Z-Boy
Rockville Town Center	98,000	100.0%	13.37	—	Regal Entertainment Group
The Village at Waugh Chapel(5)	382,000	95.7%	24.62	$55,784	Safeway, Marshalls, HomeGoods, T.J. Maxx, LA Fitness
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.5%	17.99	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Brighton Mills(5)	91,000	100.0%	26.50	—	Star Market, Petco
Cambridge (leased through 2033)(3)	48,000	100.0%	28.58	—	PetSmart, Central Rock Gym
Gateway Center	640,000	99.6%	9.66	—	Costco, Target, Home Depot, Total Wine, Boot Barn (lease not commenced)
Shoppers World	754,000	100.0%	23.07	$123,600	T.J. Maxx, Marshalls, HomeSense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	27.45	$20,577	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.44	—	Planet Fitness, Marshalls, Burlington, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	12.18	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.82	—	Fun City
New Jersey:
Bergen Town Center - East(5)	209,000	100.0%	20.40	—	Lowe's, Best Buy
Bergen Town Center - West	1,011,000	97.3%	34.30	$287,779	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market
Briarcliff Commons	180,000	100.0%	25.13	$30,000	Uncle Giuseppe's, Kohl's
Brick Commons	281,000	100.0%	22.62	$50,000	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.17	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	21.78	—	Food Bazaar
Garfield Commons	298,000	100.0%	16.75	$38,134	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	100.0%	20.20	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	26.53	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	100.0%	24.00	$58,935	The Home Depot, Dick's Sporting Goods, Saks Off 5th, Marshalls

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Heritage Square	87,000	100.0%	31.74	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	96.1%	14.88	—	Lowe's, P.C. Richard & Son, Boot Barn
Hudson Mall	359,000	80.8%	21.18	—	Marshalls, Retro Fitness, Staples, Old Navy, Burlington (lease not commenced), national off-price retailer (lease not commenced)
Kearny Commons	123,000	100.0%	25.53	—	LA Fitness, Marshalls, Ulta
Ledgewood Commons	447,000	80.0%	17.30	$50,000	Walmart, Ashley Furniture, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta
Lodi Commons	43,000	96.3%	23.23	—	Dollar Tree
Manalapan Commons	194,000	99.0%	23.77	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health, Nordstrom Rack
Marlton Commons	224,000	100.0%	19.32	$35,295	ShopRite, Kohl's, PetSmart
Millburn Gateway Center	104,000	92.2%	32.22	$21,013	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	35.20	$7,201	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	414,000	67.3%	16.28	—	Aldi, Total Wine, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	294,000	97.1%	21.92	—	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, Trader Joe's, national off-price retailer (lease not commenced)
Rockaway River Commons	189,000	100.0%	15.88	$25,645	ShopRite, T.J. Maxx
Rutherford Commons (leased through 2099)(3)	196,000	100.0%	13.96	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	22.22	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	23.47	$93,377	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	22.58	$50,800	The Home Depot, Staples, Tesla, Lidl (lease not commenced), Boot Barn (lease not commenced)
Town Brook Commons	232,000	87.0%	14.94	$28,965	Stop & Shop, Kohl's
West Branch Commons	279,000	98.7%	17.50	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.99	—	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	14.38	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	11.35	—	BJ's Wholesale Club, Burlington, LA Fitness, Ross Dress for Less, Bob's Discount Furniture
Bruckner Commons(5)	335,000	90.2%	42.18	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced), national off-price retailer (lease not commenced)
Burnside Commons	100,000	90.2%	18.55	—	Bingo Wholesale
Cross Bay Commons	44,000	100.0%	43.08	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	92.6%	26.94	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	40.82	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.76	—	Kohl's
Huntington Commons	208,000	99.7%	23.01	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Kingswood Crossing	108,000	100.0%	48.15	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services, Emblem Health
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	24.54	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	18.15	$9,631	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	23.41	—	Stop & Shop
Shops at Bruckner(5)	113,000	100.0%	40.01	$36,848	Aldi, Marshalls, Five Below, Old Navy
Yonkers Gateway	448,000	98.6%	22.09	$50,000	Burlington, Marshalls, HomeSense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens, national grocer (lease not commenced)
Pennsylvania:
Broomall Commons(5)	170,000	100.0%	15.86	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital, Picklr (lease not commenced)
Lincoln Plaza	228,000	100.0%	5.67	—	Lowe's, Community Aid, Mattress Firm
Marten Commons	185,000	100.0%	15.98	—	Kohl's, Ross Dress for Less, Staples, Petco
Wilkes-Barre Commons	184,000	100.0%	13.55	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.58	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	8.56	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	96.9%	33.07	$79,983	Sector Sixty6, Old Navy, Foot Locker
The Outlets at Montehiedra(5)	538,000	96.9%	24.37	$71,412	Ralph's Food Warehouse, The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, T.J. Maxx, Burlington
Total Retail Portfolio	15,894,000	96.7%	$21.50	$1,619,388
Sunrise Mall(4)(5)(7)	1,228,000	5.1%	20.27	—	Dick's Sporting Goods
Total Urban Edge Properties	17,122,000	90.1%	$21.50	$1,619,388
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company also excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $24.08 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property metrics for the quarters ended December 31, 2025 and 2024.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the year ended December 31, 2025
(dollars in thousands)

2025 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
10/23/2025	Brighton Mills	Allston	MA	91,000	$39,000

2025 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
4/25/2025	Bergen Town Center East(1)	Paramus	NJ	44,000	$25,000
6/9/2025	Kennedy Commons	North Bergen	NJ	62,000	23,200
6/23/2025	MacDade Commons	Glenolden	PA	102,000	18,000
(1) Sold a portion of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2025
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 12/31/25	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$51,300		$40,700	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase B)(5)	18,400		4,100	4Q26	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Bruckner Commons (Phase C)(5)	17,200		1,500	3Q27	Retenanting remainder of the former Kmart box with national off-price retailers
Hudson Mall (Phase A)(3)	11,500		11,300	2Q26	Retenanting former Toys "R" Us box with Burlington
Yonkers Gateway Center (Phase C)(3)	8,400		1,800	1Q27	Redemising multiple suites for national grocer and Hallmark relocation
Manalapan Commons (Phase B)(3)	7,500		6,200	3Q26	Backfilling vacant Bed Bath & Beyond with Nordstrom Rack (open) and Fidelity
Bergen Town Center (Phase F)(3)	7,500		700	2Q27	Developing new 10,000± sf pad for full service restaurant
Plaza at Woodbridge (Phase C)(3)	5,900		100	1Q28	Developing new 8,000± sf multi-tenant pad for Cava and small shops
Kingswood Crossing (Phase A)(3)	5,300		4,900	4Q26	Adding 17,000± sf Emblem Health (open)
Millburn Gateway Center(3)	3,900		200	3Q27	Retenanting portion of vacant Motion Fitness with Barry's Bootcamp and small shops
Bergen Town Center (Phase G)(3)	3,600		1,100	4Q26	Adding Capon's Burgers and Tatte Bakery & Cafe
The Outlets at Montehiedra (Phase F)(5)	3,500		400	4Q26	Terminated below-market 10K sf lease and backfilling with two national retailers
Hudson Mall (Phase B)(3)	3,100		200	2Q27	Retenanting former Big Lots with national off-price retailer
Totowa Commons (Phase B)(3)	3,100		1,000	2Q26	Retenanting vacant Marshalls with 27,000 sf Lidl and 18,000 sf Boot Barn
Plaza at Woodbridge (Phase A)(3)	2,700		1,900	1Q26	Retenanting 17,000± sf of former Bed Bath & Beyond with Trader Joe's and national off-price retailer
The Outlets at Montehiedra (Phase B)(5)	2,200		1,400	1Q26	Developing new 6,000± sf pad for Texas Roadhouse
Broomall Commons(5)	1,800		100	3Q26	Backfilling vacant anchor with Picklr
Woodmore Towne Centre (Phase A)(3)	1,700		600	1Q27	Developing new pad for free standing Bank of America
The Outlets at Montehiedra (Phase G)(5)	1,500		—	2Q27	Developing new pad for First Bank
Ledgewood Commons(3)	1,500		200	3Q26	Developing new restaurant pad for Tommy's Tavern + Tap
Plaza at Cherry Hill (Phase C)(3)	1,400		1,100	1Q26	Backfilling vacant space with 10,000 sf Big Blue Swim School (open)
Bergen Town Center (Phase G)(3)	1,400		200	3Q26	Retenanting vacancy with Adidas
Plaza at Woodbridge (Phase B)(3)	1,100		200	4Q27	Expanding existing ExtraSpace self-storage by 13,000± sf in vacant space
Total	$165,500	(4)	$79,900
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 30. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended December 31, 2025.
(4) The estimated, unleveraged yield for total Active Projects is 14% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active Projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended December 31, 2025.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2025
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 12/31/25	Stabilization(2)	Description and status
Totowa Commons (Phase A)(3)	$5,700		$5,500	4Q25	Backfilled former Bed Bath & Beyond box with Tesla
Bergen Town Center (Phase E)(3)	3,400		3,400	4Q25	Backfilled vacant Midas space with First Watch
Yonkers Gateway Center (Phase B)(3)	2,600		2,500	4Q25	Relocated Red Wing Shoes, added Dave's Hot Chicken into vacant shop space and expanded Best Buy in former Red Wing Shoes
Newington Commons(3)	1,400		1,400	3Q25	Backfilled former Staples with Bob's Discount Furniture
Marlton Commons(3)	7,300		6,900	2Q25	Redeveloped Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm)
Brick Commons(3)	5,300		5,300	2Q25	Replaced Santander Bank with two quick service restaurants (Shake Shack and First Watch)
The Outlets at Montehiedra (Phase E)(6)	5,000		5,000	2Q25	Backfilled Tiendas Capri with 33,000 sf Burlington
Walnut Creek(3)	3,300		3,300	2Q25	Retenanted former Z Gallerie with Sweetgreen and Ronbow
Huntington Commons (Phase D)(3)	2,200		2,200	2Q25	Retenanted former bank pad with Starbucks and Yoga Six
The Outlets at Montehiedra (Phase C)(6)	10,800		10,600	1Q25	Demised and retenanted former Kmart box with Ralph's Food Warehouse and Urology Hub
Amherst Commons(3)	3,100		3,100	1Q25	Backfilled vacant anchor with Ross Dress for Less and Bob's Discount Furniture
Bergen Town Center (Phase D)(3)	2,300		2,300	1Q25	Backfilled former Neiman Marcus with World Market
Bergen Town Center (Phase C)(3)	1,300		800	1Q25	Backfilled vacant restaurant spaces with Ani Ramen and Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		1,500	1Q25	Backfilled vacant A.C. Moore space with 18,000 sf Atlantic Health

Total	$55,300	(4)	$53,800

Future Redevelopment(5)	Location	Opportunity
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended December 31, 2025.
(4) The estimated unleveraged yield for Completed projects is 19% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended December 31, 2025.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2025 and 2024
(in thousands)

	December 31, 2025	December 31, 2024
Secured fixed rate debt	$1,619,388	$1,532,915
Secured variable rate debt	—	50,905
Unsecured variable rate debt	—	50,000
Total debt	$1,619,388	$1,633,820

% Secured fixed rate debt	100.0%	93.8%
% Secured variable rate debt	—%	3.1%
% Unsecured variable rate debt	—%	3.1%
Total	100%	100%

Secured mortgage debt	$1,619,388	$1,583,820
Unsecured debt(1)	—	50,000
Total debt	$1,619,388	$1,633,820

% Secured mortgage debt	100.0%	96.9%
% Unsecured debt	—%	3.1%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	3.7 years	4.7 years
Weighted average remaining maturity on unsecured debt	N/A	3.1 years

Total market capitalization (see page 18)	$4,165,251

% Secured mortgage debt	38.9%
% Unsecured debt	—%
Total debt : Total market capitalization	38.9%

Weighted average interest rate on secured mortgage debt(2)	5.03%	5.04%
Weighted average interest rate on unsecured debt(2)	—%	5.47%
Total debt	5.03%	5.05%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of December 31, 2025, there were no outstanding borrowings under our unsecured $800 million line of credit which had a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the unsecured line of credit bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.03% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. At December 31, 2025, the applicable margin was 1.03% over SOFR. On January 22, 2026, the Company amended and restated its revolving credit agreement, which reduced the unsecured line of credit by $100 million to $700 million and extended the maturity date to June 2030, with two six-month extension options. Borrowings under the amended unsecured line of credit are subject to interest at SOFR plus 1.00% with an annual facility fee of 0.15% based on the Company's current leverage ratio as defined in the agreement. As of December 31, 2025, the Company had obtained seven letters of credit aggregating $30.2 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. The letters of credit were migrated to the amended unsecured line of credit and remain undrawn but have reduced the amount available under the unsecured line of credit commensurate with their face values.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2025 and 2024
(dollars in thousands)

Property	Maturity Date	Rate	December 31, 2025	December 31, 2024	Percent of Mortgage Debt at December 31, 2025

West End Commons	12/10/25	—%	$—	$23,717	—%
Town Brook Commons	12/1/26	3.78%	28,965	29,610	1.8%
Rockaway River Commons	12/1/26	3.78%	25,645	26,215	1.6%
Hanover Commons	12/10/26	4.03%	58,935	60,155	3.6%
Tonnelle Commons	4/1/27	4.18%	93,377	95,286	5.8%
Manchester Plaza	6/1/27	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/27	3.97%	21,013	21,525	1.3%
Plaza at Woodbridge(1)	6/8/27	—%	—	50,905	—%
Totowa Commons	12/1/27	4.33%	50,800	50,800	3.1%
Woodbridge Commons	12/1/27	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/27	4.38%	63,000	63,000	3.9%
Rutherford Commons	1/6/28	4.49%	23,000	23,000	1.4%
Hackensack Commons	3/1/28	4.36%	66,400	66,400	4.1%
Marlton Commons	12/1/28	3.86%	35,295	36,024	2.2%
Yonkers Gateway Center	4/10/29	6.30%	50,000	50,000	3.1%
Ledgewood Commons	5/5/29	6.03%	50,000	50,000	3.1%
The Shops at Riverwood	6/24/29	4.25%	20,577	20,958	1.3%
Shops at Bruckner	7/1/29	6.00%	36,848	37,350	2.3%
Shoppers World(2)	8/15/29	5.12%	123,600	—	7.6%
Greenbrook Commons	9/1/29	6.03%	31,000	31,000	1.9%
Huntington Commons	12/5/29	6.29%	43,704	43,704	2.7%
Bergen Town Center	4/10/30	6.30%	287,779	290,000	17.7%
The Outlets at Montehiedra	6/1/30	5.00%	71,412	73,551	4.4%
Montclair(3)	8/15/30	3.15%	7,201	7,250	0.4%
Garfield Commons	12/1/30	4.14%	38,134	38,886	2.4%
Shops at Caguas(4)	1/31/31	6.15%	79,983	81,504	4.9%
The Village at Waugh Chapel(5)	12/1/31	3.76%	55,784	55,071	3.4%
Brick Commons	12/10/31	5.20%	50,000	50,000	3.1%
Woodmore Towne Centre	1/6/32	3.39%	117,200	117,200	7.2%
Newington Commons	7/1/33	6.00%	15,505	15,719	1.0%
Briarcliff Commons	10/1/34	5.47%	30,000	30,000	1.9%
Mount Kisco Commons(6)	11/15/34	6.40%	9,631	10,390	0.6%
Total mortgage debt		5.03%	$1,619,388	$1,583,820	100%
Unamortized debt issuance costs			(12,614)	(14,067)
Total mortgage debt, net			$1,606,774	$1,569,753
(1)The Company paid off the loan prior to maturity on June 26, 2025.
(2)Bears interest at SOFR plus 170 bps. The variable component of the debt is hedged with an interest rate swap agreement, fixing the rate at 5.12%, which expires at the maturity of the loan.
(3)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(4)The loan was modified on October 27, 2025, reducing the interest rate from 6.60% to 6.15% and shortening the maturity date to January 31, 2031.
(5)The mortgage payable balance includes unamortized debt mark-to-market discount of $4.2 million.
(6)The mortgage payable balance includes unamortized debt mark-to-market discount of $0.5 million.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of December 31, 2025
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2026	$16,543	$111,229	$—	$(774)	$126,998	4.1%	7.8%
2027	13,608	259,526	—	(774)	272,360	4.3%	16.8%
2028	13,536	122,402	—	(773)	135,165	4.4%	8.3%
2029	12,452	348,590	—	(773)	360,269	5.7%	22.4%
2030	6,668	372,252	—	(773)	378,147	5.8%	23.4%
2031	1,691	180,552	—	(713)	181,530	5.1%	11.2%
2032	1,607	117,200	—	(60)	118,747	3.4%	7.3%
2033	1,538	13,419	—	(60)	14,897	6.0%	0.9%
2034	1,333	30,000	—	(58)	31,275	5.5%	1.9%
Total	$68,976	$1,555,170	$—	$(4,758)	$1,619,388	5.0%	100%
	Unamortized debt issuance costs				(12,614)
	Total outstanding debt, net				$1,606,774

(1)Our $800 million unsecured line of credit was due to mature on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028. On January 22, 2026, the Company amended and restated its revolving credit agreement, which reduced the unsecured line of credit by $100 million to $700 million and extended the maturity date to June 2030, with two six-month extension options.